Exhibit 99.1

Caliber to Participate in Sidoti Micro Cap Conference on January 17, 2024

SCOTTSDALE, Ariz., Jan. 16, 2024 — Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and manager, today announced that Chris Loeffler, CEO of Caliber, will present at the Sidoti Micro Cap Conference on Wednesday, January 17, 2024 at 11:30 AM ET. Mr. Loeffler will also be available for one-on-one meetings with institutional investors held throughout the day.

During his presentation, Mr. Loeffler will discuss the following:
•Caliber’s business model, which includes recurring fee revenues, and specifically how it generates asset management and transaction fees
•Progress toward Caliber’s $3 billion AUM growth target for year-end 2026
•Insights regarding real estate investing in the current market conditions, including how Caliber is assisting its fund investors to make money and what Caliber is seeing in distressed real estate investment opportunities.

Registration for the live presentation can be accessed on the Company’s Investor Relations page at https://ir.caliberco.com/ or visit www.sidoti.com/events, where one-on-one meetings may also be requested. Registration is free and the event is open to all interested parties.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)

CWith more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: you can invest in Nasdaq-listed CaliberCos Inc. and/or you can invest directly in our Private Funds.

Forward Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,”

“could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Lisa Fortuna
Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Danielle Meyer
Financial Profiles
+1 310-622-8234
Dmeyer@finprofiles.com